GCM Grosvenor
Code of Ethics1

September 18, 2018

1GCM Grosvenor®, Grosvenor®, Grosvenor Capital Management®, GCM Customized Fund Investment Group™, and Customized Fund Investment Group™ are trademarks of Grosvenor Capital Management, L.P. (GCMLP) and its affiliated entities. This document has been prepared by one or more of GCMLP, GCM Customized Fund Investment Group, L.P. (GCM CFIG), GCM Investments UK LLP (GCM UK), GCM Investments Hong Kong Limited (GCM HK), GCM Investments Japan K.K. (GCM Japan), GCM Investments (Korea) Co. Ltd. (GCM Korea), and GRV Securities LLC (GSLLC) (collectively, GCM Grosvenor, or the Firm). This document is proprietary and is intended only for review by recipient. Confidential treatment is requested.

©2018 GCMLP, GCM CFIG, GCM UK, GCM HK, GCM Japan, GCM Korea and GSLLC.

Contents

1	Summary of Rationale		3
2	General Scope		3
3	Changes from Previous Version		3
4	Policy Statements		3
5	Persons Subject To the Code and Applicability		4
6	Obligations Under the Code		4
7	Duties of Care and Loyalty		4
8	Responsibilities to GCM Grosvenor Administered Programs		4
9	Prohibited Activities		5
10	Disclosure and Consent to Conflicts of Interest		5
	10.1	Personal Conflicts of Interest	5
11	Outside Business Activities		6
	11.1	Public Appearances and the Media	6
12	Personal Trading and Reporting		6
	12.1	Beneficial Interest	6
	12.2	Initial Report – Holdings and Accounts	7
	12.3	Quarterly Report – Transactions and Brokerage Accounts	7
	12.4	Annual Report – Holdings and Accounts	7
13	Exceptions to Reporting and Pre-Clearance Requirements		7
	13.1	Professional Discretionary Accounts	7
	13.2	Automated Investment Adviser Accounts	8
	13.3	Trading Professional Accounts	8
	13.4	Mutual Funds Not Advised or Sub-advised by GCM Grosvenor	8
14	Permitted Transactions, Pre-Clearance, and Holding Periods		8
	14.1	Permitted Transactions	8
	14.2	Pre-Clearance	8
	14.3	Holding Periods	9
	14.4	Firm Sponsored Private Offerings – Knowledgeable Employees	9
	14.5	Confidentiality of Disapprovals	9
15	Prohibited Transactions		9
16	Insider Trading		10

17	Cryptocurrencies, Tokens, Coins and Derivatives Theron		10
18	Certifying to the Code		10
19	Reports to Senior Management and Directors of 40 Act Funds		10
	19.1	Reports of Significant Remedial Action	10
	19.2	GCMLP Annual Reports	10
	19.3	Sub-advised 40 Act Funds	11
20	Waivers and Interpretations		11
21	Escalating and Reporting Violations		11
22	Defined Terms		11
23	Other Relevant Policies and Procedures		14
24	Key Relevant Rules and Regulations		14
Appendix A — Code Related Compliance Forms			16
Appendix B — Summary of Reporting Requirements			17
Appendix C — Examples of Beneficial Interest			18
Appendix D — Summary of Pre-Clearance Requirements			19
Appendix E — Designated ETFs and Designated Indexes			24
Designated ETFs			24
Designated Indexes			24

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
1	Summary of Rationale
As a global asset management firm, GCM Grosvenor manages its business and supports its Clients by acting ethically and with integrity. GCM Grosvenor believes it is the right thing to do and is fundamental to its continuing success. The Code of Ethics (Code) outlines the Firm’s duties of care and loyalty; the standards of conduct required of all Covered Persons; and the requirements applicable to outside business activities, conflicts of interest, and personal trading. Personal trading requirements include pre-clearance of accounts and transactions and periodic reporting.

The Code is part of GCM Grosvenor’s compliance policies and procedures, which are reasonably designed to address the requirements of the Federal Securities and Commodities Laws and potential conflicts of interest applicable to GCM Grosvenor and the personal activities of Covered Persons.

If Covered Persons have questions concerning the meaning, scope, or applicability of the provisions of the Code, they should contact Compliance.
2	General Scope
Legal Entities	All, except GCM Japan
Functions and Lines of Business	All
Locations	All, except Japan
3	Changes from Previous Version
The following changes have been made to this Policy:
●	Removal of internal use statement as Policy is available upon request and update to footnote 1.
4	Policy Statements
●
Duties of Care and Loyalty to GCM Grosvenor Funds. As a fiduciary to GCM Grosvenor Funds, GCM Grosvenor and Covered Persons adhere to duties of care and loyalty, which include implementing suitable investment programs and acting solely for the benefit of the GCM Grosvenor Funds in providing services to them. See Section 7 on page 4.

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Responsibilities to GCM Grosvenor Administered Programs. GCM Grosvenor administers the affairs of the GCM Grosvenor Administered Programs in accordance with the terms of the applicable agreements and keeps them reasonably informed. See Section 8 on page 5.

●
Prohibited Activities. Covered Persons must abstain from prohibited activities, including breaching a duty of care and loyalty owed to any GCM Grosvenor Fund or Client, violating Federal Securities or Commodities Laws, and misusing material nonpublic information (MNPI). See Section 9 on page 5.

●
Disclosure and Consent to Conflicts of Interest. In many cases, GCM Grosvenor must obtain consent in order to engage in a practice in which the interests of GCM Grosvenor or any Covered Person conflict with a GCM Grosvenor Fund. Covered Persons must disclose any personal conflicts of interest to Compliance that may arise in connection with the performance of their employment responsibilities. See Section 10 on page 5.

●
Outside Business Activities. Covered Persons shall devote sufficient time and resources to the affairs of each Client in a competent and professional manner; therefore Covered Persons must obtain prior approval to engage in certain activities outside of their employment with GCM Grosvenor. See Section 11 on page 6.

●
Personal Trading. Covered Persons must follow the pre-clearance and reporting requirements for personal investment accounts and transactions in Securities or Commodity Interests and abstain from prohibited transactions. See Sections 12-17 starting on page 6.

●
Insider Trading. GCM Grosvenor prohibits Covered Persons from engaging in insider trading. Covered Persons may not purchase or sell, or cause or recommend the purchase or sale of a financial instrument while in possession of MNPI relating to that financial instrument. See Section 16 on page 10.

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
●	Escalating and Reporting Violations. Covered Persons must escalate any violations of the Code or any law, rule, or regulation to Compliance or the Global CCO. See Section 20 on page 11.
5	Persons Subject To the Code and Applicability
The Code applies to Covered Persons.

The Code also applies to Covered Persons after their separation with GCM Grosvenor with respect to:
●	transactions for which a Covered Person possesses MNPI obtained while associated with GCM Grosvenor
●	transactions initiated, but not completed, prior to a Covered Person’s separation from GCM Grosvenor
6	Obligations Under the Code
Covered Persons must:
●	act consistently with the duties of care and loyalty that GCM Grosvenor owes to Clients
●	comply with applicable Federal Securities or Commodities laws
●	understand and adhere to the Firm’s applicable policies and procedures
●	submit periodic personal account reports to Compliance
●	pre-clear with Compliance prior to engaging in certain types of activities and transactions
●	not engage in prohibited activities or prohibited transactions described in the Code
7	Duties of Care and Loyalty
As a fiduciary to GCM Grosvenor Funds, GCM Grosvenor and Covered Persons adhere to duties of care and loyalty that are more stringent than the standards required for common business practices. Under these duties, GCM Grosvenor:
●	implements suitable investment programs, consistent with applicable agreements, offering documents, and applicable policies and procedures
●	keeps GCM Grosvenor Funds reasonably informed with respect to material matters relating to GCM Grosvenor’s management of GCM Grosvenor Funds
●
keeps Clients reasonably informed with respect to material matters relating to GCM Grosvenor’s management of the respective GCM Grosvenor Funds in which they are invested to the extent permitted by law and other obligations such as confidentiality obligations

●
acts solely for the benefit of the GCM Grosvenor Funds in matters connected with GCM Grosvenor’s services to the GCM Grosvenor Funds and places the interests of the GCM Grosvenor Funds first and foremost in each and every situation, unless GCM Grosvenor has expressly reserved the right to act in its own interests and the interests of the GCM Grosvenor Funds and has received investor consent to do so

●
discloses to prospective or existing Clients in a particular GCM Grosvenor Fund, if appropriate disclosure was not made prior to or when they invested, material conflicts of interest to which GCM Grosvenor or its related persons are subject in connection with performing services for the fund

GCM Grosvenor designed its reporting policies to keep Clients reasonably informed of material matters. Covered Persons should contact their supervisor or Compliance if they believe information provided through GCM Grosvenor’s usual reporting processes contains an error, material misstatement of fact, or will not be timely or sufficient to make a material fact known. See Client and Regulatory Reporting Policies and Procedures.
8	Responsibilities to GCM Grosvenor Administered Programs
With respect to GCM Grosvenor Administered Programs, GCM Grosvenor:
●	administers the affairs of the GCM Grosvenor Administered Programs in accordance with the terms of the applicable agreements

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
●	keeps the GCM Grosvenor Administered Programs reasonably informed of material matters relating to its administration of the GCM Grosvenor Administered Programs
9	Prohibited Activities
Covered Persons may not:
●	engage in a practice or employ any device, scheme, or artifice to defraud a GCM Grosvenor Fund, Client, or GCM Grosvenor Administered Program
●	distribute written materials or make any oral statements that are false, deceptive, or misleading
●	engage in an activity that causes a breach of duty of care and loyalty owed to any GCM Grosvenor Fund or Client
●	engage in an activity which violates any securities or commodities laws, rules, or regulations
●	misuse MNPI

Unless GCM Grosvenor appropriately discloses and obtains Client consent, Covered Persons may not:
●	seek to obtain a benefit for GCM Grosvenor or Covered Persons in a manner that harms or disadvantages any GCM Grosvenor Fund
●
seek to obtain a benefit for GCM Grosvenor or a Covered Person in a situation in which the interests of GCM Grosvenor or the Covered Person’s interests conflict with the interests of any GCM Grosvenor Fund, even if such benefit to GCM Grosvenor or the Covered Person would not result in harm or disadvantage to the GCM Grosvenor Fund

●	favor one or more GCM Grosvenor Funds over one or more other GCM Grosvenor Funds

Even though GCM Grosvenor has disclosed and obtained investor consent for certain practices, GCM Grosvenor and Covered Persons must treat each GCM Grosvenor Fund fairly in connection with such practices, although not necessarily equally or the same.
10	Disclosure and Consent to Conflicts of Interest
In many cases, GCM Grosvenor must obtain consent from Clients in a particular GCM Grosvenor Fund or the governing board of a 40 Act Fund in order to engage in a practice in which the interests of GCM Grosvenor or any Covered Person conflict with a GCM Grosvenor Fund. GCM Grosvenor has established processes to disclose and obtain consent with respect to certain conflicts of interest.
●
Each GCM Grosvenor Fund’s offering or risk disclosure document sets forth various conflicts of interest to which GCM Grosvenor or other related persons may be subject in connection with managing the fund.

●
GCM Grosvenor discloses conflicts of interests in Part 2A of the Form ADVs. GCM Grosvenor provides the respective Form ADV Part 2A to Clients other than investors in 40 Act Funds and requires them to acknowledge receipt.

●
Each prospective Client in a GCM Grosvenor Fund that is not a 40 Act Fund, by completion of the subscription agreement, agrees that GCM Grosvenor and its related persons may engage in certain practices that may give rise to certain conflicts.

GCM Grosvenor may consider engaging in practices involving conflicts of interest in situations where it has not made disclosure or reserved the right to do so. Covered Persons must consult with the Global CCO, GC, or COO prior to engaging in such practices. The fact that a particular practice or transaction is in the best interests of the relevant Client will not ordinarily be sufficient to permit such practice or transaction.
10.1	Personal Conflicts of Interest
Covered Persons must disclose to Compliance any personal conflicts of interest that may arise in connection with the performance of their employment responsibilities.

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
11	Outside Business Activities
To ensure that the Firm and Covered Persons devote sufficient time and resources to the affairs of each Client in a competent and professional manner, Covered Persons must obtain approval for any business activities outside of their employment. Covered Persons must pre-clear and obtain approval from Compliance, a member of the Office of the Chairman (OOC), and the GSLLC CCO, if applicable, prior to engaging in any outside business activity.

Outside business activities include:
●	serving on a compensated or non-compensated basis for any:
◾
foreign or domestic governmental or regulatory entity as an officer, director, full time or part time employee, independent contractor, advisor or member of an advisory board or committee or in a similar capacity

◾	for-profit or not-for-profit entity in any capacity, except if the entity is an affiliate of GCM Grosvenor
●	any activity that generates or seeks to generate income, including use of social media for generating advertising or subscription revenue

Covered Persons do not need to pre-clear volunteer work for non-profit entities on an ad hoc basis that does not involve investment activities.

In providing approval, GCM Grosvenor will consider:
●	the degree to which the activity may interfere with the Covered Person’s duties with GCM Grosvenor and GCM Grosvenor Funds
●	whether the activity involves any conflict between the Covered Person or GCM Grosvenor and a GCM Grosvenor Fund that must be disclosed and consented to by the GCM Grosvenor Fund or Clients
●	whether the activity involves any conflict between the interests of GCM Grosvenor and the Covered Person

See Appendix A for a list of Code-related compliance forms.
11.1	Public Appearances and the Media
Employees must pre-clear and receive approval prior to making any business-related contact with the media or business-related public appearances and engaging in business-related writing activities. Employees must obtain prior approval to identify the Firm or their role or responsibilities or any other information about the Firm, GCM Grosvenor Funds, and investors in connection with an outside business activity. See GCM Grosvenor Communications with the Media; Public Appearances; and Writing Activities Policy. Unless otherwise approved by the Firm, if the Firm authorizes a Covered Person to engage in an outside business activity, the Covered Person must be clear in their communications to third parties to avoid any appearance that the Firm is connected with or endorses the activities.
12	Personal Trading and Reporting
Covered Persons must submit reports about their holdings, transactions, and accounts in Securities or Commodity Interests in which they have a Beneficial Interest. Compliance reviews these reports on a periodic basis to verify compliance with the Code. Covered Persons must obtain approval from Compliance prior to opening any new investment accounts in which they will have a beneficial interest and must pre-clear certain transactions. Appendix B summarizes the reporting and pre-clearance requirements under the Code. A Covered Person must submit the required quarterly and annual reporting under the Code through the Firm’s personal trading system, with some exceptions.

Compliance may require Covered Persons to provide documentation of accounts, holdings, and transactions other than those not specifically required by or subject to exceptions under the Code, at its discretion.
12.1	Beneficial Interest
Covered Persons have a Beneficial Interest in an account that holds Securities or Commodity Interests or in a particular Security or Commodity Interest if the Covered Person, directly or indirectly, through any contract,

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
arrangement, understanding, relationship, or otherwise, can, directly or indirectly, profit or share in any profit derived from such account or from a transaction in such particular Security or Commodity Interest.

Beneficial Interest is broadly construed and includes holdings, transactions, and accounts of a Covered Person’s Immediate Family that live in the same household. See examples of when a Covered Person may have or be presumed to have Beneficial Interest in an account, Security, or Commodity Interest in Appendix C.
12.2	Initial Report – Holdings and Accounts
Covered Persons must submit an Initial Report of Securities or Commodity Interest Holdings no later than 10 calendar days after becoming a Covered Person. The Initial Report includes information about the Covered Person’s Reportable Accounts and the Securities or Commodity Interests that the accounts hold. A Covered Person must report information as of the month end of the preceding month they become a Covered Person. For example, a Covered Person as of July 11 must report holdings as of June 30.

If a Covered Person has Reportable Accounts for which the Firm must receive duplicate statements and confirmations, Compliance will send an executed letter of direction to each broker, dealer, bank, or other institution requesting duplicate account statements and confirmations.
12.3	Quarterly Report – Transactions and Brokerage Accounts
Covered Persons must report all transactions in Securities and Commodity Interests no later than 30 calendar days after each calendar quarter. Transactions include purchases, sales, and other means of acquiring or disposing of Securities and Commodity Interests, such as by way of a gift.

In addition, a Covered Person must confirm the list of Reportable Accounts in which the Covered Person has a Beneficial Interest on a quarterly basis. Covered Persons must pre-clear any new Reportable Accounts prior to account opening by submitting a form to Compliance. See Appendix A for a list of Code related compliance forms.
12.4	Annual Report – Holdings and Accounts
Covered Persons must report and confirm their Reportable Accounts and holdings of Securities and Commodity Interests in those accounts no later than February 14 of each year.

The annual report of holdings of Securities and Commodity Interests must be as of December 31 of the calendar year preceding the date on which the Covered Person files the annual report. It may not be as of an earlier date.
13	Exceptions to Reporting and Pre-Clearance Requirements
In certain circumstances, the Global CCO or designee may waive certain reporting and pre-clearance requirements under the Code. A Covered Person must submit a request for a waiver to Compliance. Compliance grants waivers on a case-by-case basis. Professional Discretionary Accounts, Automated Investment Adviser Accounts, and Trading Professional Accounts with waivers from Compliance are Waived Accounts.
13.1	Professional Discretionary Accounts
Independent Investment Managers manage Professional Discretionary Accounts. The Independent Investment Manager is granted bona fide legal investment discretion to make and dispose of investments in the account without consulting the Covered Person, or with any other person that has a Beneficial Interest in the account, prior to making or disposing of investments.

A Covered Person may seek a waiver for a Professional Discretionary Account so that the Covered Person does not have to pre-clear transactions in or file quarterly transaction or annual holdings reports for the Professional Discretionary Account. The Covered Person, any joint account holder, and the Independent Investment Manager must execute the waiver which provides certain written representations and warranties.

A Covered Person must report and confirm the existence of Professional Discretionary Accounts on a quarterly and annual basis. Compliance seeks duplicate account statements and confirmations for Professional Discretionary Accounts.

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
13.2	Automated Investment Adviser Accounts
Automated Investment Adviser Accounts are brokerage account platforms that provide automated, algorithm-driven financial planning services. Typically, the adviser collects information from clients about their financial situation and future goals through an online survey, then the adviser uses the data to offer advice or automatically invest client assets.

A Covered Person may seek a waiver for an Automated Investment Adviser Account so that the Covered Person is not required to seek pre-clearance for transactions. The Covered Person and any joint account holder must execute the waiver. Covered Persons may be required to provide information sufficient to evidence that they do not have discretion over the securities transactions in the account.

Covered Persons must file quarterly and annual reports describing transactions in, and the holdings of, the Automated Investment Adviser Account. Compliance seeks duplicate account statements and confirmations for Automated Investment Adviser Accounts.
13.3	Trading Professional Accounts
If a Covered Person shares a household with a Trading Professional, then the Trading Professional Accounts are exempt from the pre-clearance and reporting requirements of the Code. The Covered Person and Trading Professional must provide written representations and warranties that state they will not directly or indirectly discuss any potential transactions of any Security or Commodity Interest in the Trading Professional Accounts.
13.4	Mutual Funds Not Advised or Sub-advised by GCM Grosvenor
A Covered Person does not have to report initial or annual holdings or quarterly transactions in mutual funds that are not advised or sub-advised by GCM Grosvenor. A Covered Person must, however, pre-clear prior to account opening and report the existence of accounts that hold mutual funds (e.g., 529 plans, 401K, etc.). Compliance does not need to provide a waiver for investments in mutual funds that are not advised or sub-advised by GCM Grosvenor.
14	Permitted Transactions, Pre-Clearance, and Holding Periods
14.1	Permitted Transactions
Appendix D identifies the types of Securities and Commodities Interests that Covered Persons may transact in including those only permissible in Waived Accounts.

Covered Persons may only transact in ETFs and certain other financial instruments in accounts that provide GCM Grosvenor with electronic feeds of the transaction and holdings information as identified in Appendix D.
14.2	Pre-Clearance
Covered Persons must obtain pre-clearance from Compliance prior to transacting in certain Securities and other financial instruments as identified in Appendix D.
●

Compliance approvals for transactions in financial instruments, other than Private Offerings and Mutual Funds sub-advised by GCM Grosvenor, are valid from the time approval is granted until 4:00 p.m. ET of the second business day following the date of approval.

●	Compliance approvals for Private Offerings are valid for 30 calendar days.
●
For Mutual Funds sub-advised by GCM Grosvenor, Covered Persons must submit pre-clearance requests by the first business day of the month in order to be considered for that month’s regular trading window unless Compliance instructs otherwise. Generally, Compliance processes pre-clearance requests once a month and indicates approval or denial on or around the 8th business day. If a Covered Person receives approval, the transaction must be executed by 4:00 p.m. ET of the second business day following the date of approval.

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
●
If Compliance approves a Covered Person’s pre-clearance request, but the transaction is not executed within the time period specified in the approval, the Covered Person must re-submit a pre-clearance request for the transaction if the Covered Person wishes to proceed with the transaction.

●	See Appendix A for a list of Code related compliance forms.
14.3	Holding Periods
Covered Persons must hold certain Securities and other financial instruments for at least 60 days prior to disposing of their position as indicated in Appendix D. Transactions in Waived Accounts are not subject to the 60-day holding requirement.
14.4	Firm Sponsored Private Offerings – Knowledgeable Employees
Covered Persons may invest in Firm sponsored Private Offerings if they are Accredited Investors and the Firm identifies them as Knowledgeable Employees or if they are otherwise eligible to invest in the particular private offering (e.g., if they are a Qualified Purchaser). Senior management designates employees as Knowledgeable Employees.

Covered Persons may only invest in GCM CFIG Private Offerings and in GCMLP Private Offerings that are closed-end funds on the first date that the Private Offering is open to investors. Upon consultation with senior management (e.g., Global CCO; GC, Office of the Chairman) as necessary, the COO may waive this requirement and allow Covered Persons to invest on subsequent dates.

Covered Persons may invest in or redeem out of other GCMLP Private Offerings in accordance with the investment or redemption requirements that apply to investors in GCMLP Private Offerings.

GCM Grosvenor pre-clears Firm sponsored Private Offerings through the subscription process.
14.5	Confidentiality of Disapprovals
If the Firm denies a trade pre-clearance request, a Covered Person may not communicate the reason for the denial to any other person without receiving approval from the Global CCO.
15	Prohibited Transactions
Prohibited transactions include, but are not limited to:
●
the purchase of a Security or Commodity Interest that results in a Covered Person obtaining a Beneficial Interest (e.g., a purchase of individual stock), unless the purchase is in a Waived Account or is indicated as permitted in Appendix D.

●	any transaction in cryptocurrencies, initial coin and token offerings, coins and tokens based on cryptocurrencies and any derivatives thereon
●	any purchase of an Initial Public Offering of a Security, unless the purchase is in a Waived Account
●	any transaction in a Security or Commodity Interest that must be pre-cleared, but was not pre-cleared
●	any transaction in a Private Offering that the Firm allocates GCM Grosvenor Funds to invest in, excluding other GCM Grosvenor Funds
●
any transaction that violates Federal Securities or Commodities Laws, state securities laws, or any rule or regulation, including, any transaction in any Security or Commodity Interest—regardless of whether or not the transaction requires pre-clearance or reporting—in violation of the prohibition against trading while in possession of MNPI relating to a Security or Commodity Interest

●
engaging in transactions in Securities or Commodity Interests during the Firm’s business hours in such a way that it materially interferes with a Covered Person’s performance and obligations to GCM Grosvenor

●	trading in and out of a particular Security or Commodity Interest that is subject to a 60-day holding period prior to the end of the 60-day period (See Appendix D)
●	other transactions in Securities or Commodity Interests that Compliance may designate as Prohibited Transactions

GCM Grosvenor – Code of Ethics	CONFIDENTIAL
16	Insider Trading
GCM Grosvenor prohibits Covered Persons from engaging in insider trading. Insider trading is trading a Security or Commodity Interest while in possession of MNPI relating to the Security or Commodity Interest, or the issuer, or improperly communicating the MNPI to others. Insider trading may expose persons involved to civil or criminal liabilities.

Covered Persons may not purchase or sell, or cause or recommend the purchase or sale of, a Security, Commodity Interest or other financial instrument — regardless of whether or not it is necessary to pre-clear or report the transaction — either for the Covered Person’s account, for a fund or an account managed or advised by GCM Grosvenor, or for the account of any other person, while in possession of MNPI relating to that Security, Commodity Interest or other financial instrument or the issuer. Prohibition on insider trading applies to trading and information handling by Covered Persons, including Immediate Family in the same household, involving Securities, Commodity Interests or other financial instruments.

GCM Grosvenor views insider trading violations seriously. Any violation may be grounds for disciplinary sanctions, up to and including dismissal, and, where appropriate, referral to relevant government authorities and self-regulatory organizations. See the Reporting Violations Misconduct and Legal or Ethical Concerns.

Covered Persons must manage confidential information in accordance with GCM Grosvenor’s policies. See MNPI Protocols and Information Barriers Policy for guidance on what constitutes MNPI; how to notify Compliance of the potential receipt of MNPI; and handling MNPI. Covered Persons should direct any questions to the Global CCO or Compliance.
17	Cryptocurrencies, Tokens, Coins and Derivatives Theron
Transactions in cryptocurrencies, initial coin and token offerings, coins and tokens based on cryptocurrencies and any derivatives thereon are prohibited. The SEC, FINRA, and CFTC state that in many situations, the Federal Securities or Commodities Laws apply to these financial instruments, including with respect to market manipulation, trading while in possession of MNPI, and sales activities.
18	Certifying to the Code
Covered Persons must provide:
●	an initial and annual certification acknowledging receipt of, understanding of, and compliance with this Code
●	a certification acknowledging receipt and understanding of each amendment to this Code
19	Reports to Senior Management and Directors of 40 Act Funds
19.1	Reports of Significant Remedial Action
The Global CCO informs GCM Grosvenor’s senior management and the board of directors of each 40 Act Fund that is managed or advised by GCMLP, of a significant remedial action in response to a violation of this Code.

A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension, termination, or referral to civil or governmental authorities for possible civil or criminal prosecution.
19.2	GCMLP Annual Reports
Annually, the Global CCO reports to GCM Grosvenor’s senior management and the governing body of each 40 Act Fund, on efforts to ensure compliance by Covered Persons with their fiduciary obligations to GCM Grosvenor’s Clients. The annual report, at a minimum:
●
describes any significant issues arising under this Code since the last annual report, including, but not limited to, information about material violations of this Code, sanctions imposed in response to such violations, and whether Compliance issued any material waivers from this Code since the last annual report

●	certifies that GCMLP adopted procedures reasonably necessary to prevent Covered Persons from violating this Code

GCM Grosvenor – Code of Ethics	CONFIDENTIAL

19.3	Sub-advised 40 Act Funds

Upon request, GCM Grosvenor provides information on the operation of the Code consistent with Rule 17j-1 under the Investment Company Act to registered investment companies that it sub-advises.
20	Waivers and Interpretations
The Global CCO may:
●
waive any or all of the requirements of this Code, either with respect to particular classes of transactions or with respect to particular cases, on a case by case basis as determined appropriate under the circumstances, provided that such waiver is consistent with applicable law

●	issue general or specific interpretations of this as appropriate under the circumstances. The interpretations may relate to facts or circumstances not expressly addressed in this Code
21	Escalating and Reporting Violations
Employees must report to the Global CCO or Compliance any activity that they know or have reason to believe has violated any applicable law, rule or regulation, or violated any of the Firm’s compliance policies and procedures. This includes their own activities or activities of others. See Reporting Violations, Misconduct, and Legal or Ethical Concerns for details.
22	Defined Terms
40 Act Fund	Any GCM Grosvenor Fund registered under the Investment Company Act of 1940, as amended
Accredited Investor	An accredited investor as defined in Rule 501 under Regulation D of the Securities Act
Advisers Act	The U.S. Investment Advisers Act of 1940, as amended
Automated Investment Adviser Accounts	Brokerage account platforms that provide automated, algorithm-driven financial planning services
Beneficial Interest
Covered Persons will be considered to have a Beneficial Interest in an account that holds Securities or Commodity Interests or in a particular Security or Commodity Interest if Covered Persons, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from such account or from a transaction in such particular Security or Commodity Interest

CFTC	The U.S. Commodity Futures Trading Commission
Client	A past, existing, or prospective investor or participant in any GCM Grosvenor Fund
Code	GCM Grosvenor Code of Ethics
Commodity Interest
Any agreement, contract, transaction, or derivative instrument that is based upon the value of interest rates, currencies, commodities, securities, debt instruments, indices, or other financial or economic interests or property of any kind, or that provides for the exchange of one or more payments based upon any of the foregoing instruments, including without limitation, instruments commonly known as puts, calls, caps, floors, collars, swaps, forward contracts, foreign exchange contracts, futures contracts, or options on futures contracts

COO	GCM Grosvenor’s Chief Operating Officer or a designee
Covered Person
Each of the following:
• officer of GCM Grosvenor
• person associated with GCM Grosvenor as an employee and who is expected to be on GCM Grosvenor’s payroll for an indefinite period
• consultant located in one of GCM Grosvenor’s offices with a contract

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greater than 60 days • intern employed for greater than 90 days • any other person associated with GCM Grosvenor as the Global CCO may deem appropriate
Designated ETF	Each ETF listed or described in Appendix E
Designated Index	Each Index listed or described in Appendix E
Direct or Indirect Influence or Control	The phrase “direct or indirect influence or control” has the meaning given that phrase under Section 204A-1 of the Advisers Act
ETF	An investment vehicle commonly referred to as an “exchange-traded fund.”
Exchange Act	The U.S. Securities Exchange Act of 1934, as amended
Federal Securities or Commodities Laws
Each of the following:

• the Securities Act

• the Exchange Act

• the Sarbanes-Oxley Act of 2002

• the U.S. Investment Company Act of 1940, as amended

• the Advisers Act

• Title V of the Gramm-Leach-Bliley Act

• the Commodity Exchange Act, as amended

• all rules and regulations promulgated by the SEC or the CFTC under any of the foregoing

• the provisions of the Bank Secrecy Act that apply to registered investment advisers, broker-dealers, and the GCM Grosvenor Funds

• all rules and regulations promulgated by the SEC or the Department of the Treasury under such provisions of the Bank Secrecy Act

Financial Services and Markets Act 2000	The U.K. Financial Services and Markets Act 2000
FINRA	The U.S. Financial Industry Regulatory Authority
GC	GCM Grosvenor’s General Counsel
GCM CFIG	GCM Customized Fund Investment Group, L.P.
GCM Grosvenor Administered Program	Any investment vehicle or account for which GCM CFIG or GCMLP performs administrative services but does not manage the assets of, or otherwise provide investment advice to, such fund or account
GCM Grosvenor Fund	Any investment vehicle or account managed or advised by GCM CFIG or GCMLP
GCM Grosvenor or the Firm	GCMLP, GCM CFIG, GCM UK, GCM Hong Kong, GCM Korea, GSLLC, and their affiliated entities, except GCM Investments Japan K.K.
GCM Japan	GCM Investments Japan K.K.
GCMLP	Grosvenor Capital Management, L.P.
Global CCO	GCM Grosvenor’s Global Chief Compliance Officer
High Quality Short-Term Debt Instrument
A debt instrument that has a maturity (at the time of issuance) of less than 366 days and that:

• is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization; or

• if unrated, is of comparable quality.

Immediate Family
A person is a member of a Covered Person’s “Immediate Family” if the person is a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law,

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brother-in-law, or sister-in-law of the Covered Person (whether naturally or by adoption)
Independent Investment Manager
A person or entity that is not affiliated with or otherwise related to a Covered Person who is vested with bona fide legal discretion to make and dispose of investments for a Professional Discretionary Account without consulting with the Covered Person, or with any other person that has a Beneficial Interest in the account, prior to making or disposing of investments for the account

Initial Public Offering
An offering of Securities registered under the Securities Act, the issuer of which, immediately before such registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Typically, the first sale of stock by an issuer to the general public is an Initial Public Offering

Investment Company Act	The U.S. Investment Company Act of 1940, as amended
Knowledgeable Employees	Has the meaning provided in Rule 3c-5 under the Investment Company Act
MNPI
Material nonpublic information:
• Information is generally considered material when there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision with respect to the security, commodity interest, or other financial instrument, or if the information is reasonably certain to have an effect on the price of the security, commodity interest, or other financial instrument in question.
• Information is nonpublic unless and until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public.

Mutual Fund	An SEC-registered “open-end” management investment company (i.e., a “mutual fund” that provides daily liquidity to investors, including a so-called “money market” fund)
Designated ETF	Any ETF listed in Appendix E
Designated Index	Any index listed in Appendix E
Private Offering
An offering of Securities that is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) thereof or Rules 504, 505, or 506 of Regulation D thereunder. Typically, an offering made to a limited number of financially sophisticated investors on a private basis is a Private Offering

Professional Discretionary Accounts	An personal investment account managed by an Independent Investment Manager
Qualified Purchaser	A qualified purchaser as defined in Section 2(a)(51) of the Investment Company Act
Reportable Accounts	Any account that is capable of holding a Security, Mutual Fund, or Commodity Interest
SEC	The U.S. Securities and Exchange Commission
Securities Act	The U.S. Securities Act of 1933, as amended
Security
Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security, including a certificate of deposit, or on any group or index of securities, including any interest therein or based on the value thereof, or any put, call, straddle, option, or privilege entered into on a national

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securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security

The term “Security” includes a right to acquire or dispose of a security (such as a call or put option on a security), as well as an interest in a collective investment vehicle — such as a limited partnership or limited liability company. For example, a limited partnership interest or other equity interest in an investment fund such as a hedge fund, venture capital fund, or private equity fund is a Security. The term “Security” includes so-called “single stock futures,” as well as commodity future or commodity option contracts based on indices of securities.

Trading Professional	A person that lives in the same household as a Covered Person who is employed by a financial services firm to manage or advise proprietary or client accounts for such financial services firm
Trading Professional Accounts	Proprietary or client accounts managed by a Trading Professional for purposes of their employment at a financial services firm
Waived Accounts	Professional Discretionary Accounts, Automated Investment Adviser Accounts, and Trading Professional Accounts for which Compliance has granted a waiver
23	Other Relevant Policies and Procedures
●	Charitable Contribution Policy
●	Client and Regulatory Reporting Policy
●	Communications with the Media; Public Appearances; and Writing Activities Policy
●	Employee Handbook
●	Enterprise-Wide Information Barriers Policy
●	Expert Network Policy
●	Gift and Entertainment Policy
●	MNPI Protocols
●	Political Contribution Policy
●	Policies and Procedures for Direct Trading
●	Reporting Violations Misconduct and Legal or Ethical Concerns
●	Statement on Insider Trading (for Persons who do not Receive the Code of Ethics)
24	Key Relevant Rules and Regulations
Rule 10b-5 – Exchange Act
Section 15(g) – Exchange Act
Section 204A – Advisers Act
FINRA Rule 3110(d)
FINRA Rule 3210

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FINRA Rule 3280
Rule 204A-1 – Advisers Act
Rule 17j-1 – Investment Company Act
Section 118(8) – Financial Services and Markets Act 2000

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Appendix A — Code Related Compliance Forms

American Beacon Pre-Clearance Disclosure – Form to request pre-clearance to trade shares of American Beacon Grosvenor Long/Short Fund

Brokerage Account Disclosure – Form to request pre-clearance to open a new Reportable Account

Outside Business Activity Notification – Form to request pre-clearance to engage in certain activities outside of a Covered Persons employment with GCM Grosvenor

Trade Pre-Clearance – Form to request pre-clearance to transact in ETFs or Commodity Interests not prohibited by the Code

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Appendix B — Summary of Reporting Requirements

Type of Account	Account Pre-clearance	Disclose Account	Trade Pre-clearance	Holdings Report	Transaction Report
Reportable Account with no Waiver, including private offerings*	Yes	Yes	Yes**	Yes	Yes
Automated Investment Adviser Accounts	Yes	Yes	No	Yes	Yes
Professional Discretionary Account	Yes	Yes	No	No	No
Mutual Fund Only or 529 Accounts	Yes	Yes	No	No	No
Trading Professional Account	No	No	No	No	No

*Covered Persons should contact Compliance in order to receive instructions on how to disclose and pre-clear private offerings.

** Covered Persons must obtain pre-clearance from Compliance prior to transacting in certain Securities and other financial instruments as identified in Appendix D.

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Appendix C — Examples of Beneficial Interest

The term Beneficial Interest is construed very broadly. The following examples illustrate this principle:
•

if Covered Persons do not directly participate in a particular account, Covered Persons will be presumed to have a Beneficial Interest in such account if any member of their Immediate Family who shares the same household with Covered Persons has a Beneficial Interest in such account

•

if Covered Persons do not directly share in any economic benefit relating to particular Securities or Commodity Interests, Covered Persons will be presumed to have a Beneficial Interest in such Securities or Commodity Interests if any member of their Immediate Family who shares the same household with them has a Beneficial Interest in such Securities or Commodity Interests

•

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a general partner of a general or limited partnership, the Covered Person will be considered to have a Beneficial Interest in all Securities or Commodity Interests held by such partnership

•

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a shareholder of a corporation or similar entity, the Covered Person is considered to have a Beneficial Interest in all Securities or Commodity Interests held by such corporation or entity if they are a controlling shareholder of such corporation or entity or if they have or share investment control over such corporation’s or entity’s investment portfolio

•

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person has the right to acquire equity Securities through the exercise or conversion of a Commodity Interest, the Covered Person is deemed to have a Beneficial Interest in such Securities, whether or not such right is presently exercisable

•

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a trustee or beneficiary of a trust, or a settlor of a trust who has the power to revoke such trust without the consent of any other person, the Covered Person is considered to have a Beneficial Interest in all Securities or Commodity Interests held by such trust

•

if a Covered Person receives any form of performance or incentive compensation in connection with providing investment management or investment advisory services to an account, the Covered Person is presumed to have a Beneficial Interest in all Securities or Commodity Interests held by such account

The Global CCO may conclude that the Covered Person does not have Beneficial Interest in the examples provided.

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Appendix D — Summary of Pre-Clearance Requirements

The following table identifies the types of Securities and Commodities Interests that Covered Persons may transact in, including those only permissible in Waived Accounts, as well as pre-clearance, reporting, and minimum holding period requirements. The table also identifies which securities and financial instruments must be held in accounts that provide electronic feeds of transactions and holdings information to GCM Grosvenor.

Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?
Bank certificate of deposit	Yes	No	No	No	No
Banker’s acceptance	Yes	No	No	No	No
Share of so-called “auction rate” preferred stock issued by SEC-registered “closed-end” investment company or other short-term auction rate securities issued by a trust, corporation, or business entity
	Yes	No	No	No	No
A direct obligation of the U.S. government (e.g., a U.S. treasury security)	Yes	No	No	No	No
A direct obligation of a sovereign government	Yes	No	No	No	No
An obligation guaranteed as to principal or interest by the U.S. government	Yes	No	No	No	No
A direct obligation of an agency of the U.S. government	Yes	No	No	No	No
An obligation guaranteed as to principal or interest by an agency of the U.S. government	Yes	No	No	No	No
A direct obligation of a state or municipality or agency thereof	Yes	No	No	No	No
An obligation guaranteed as to principal or interest by a state or municipality or agency thereof	Yes	No	No	No	No
Commercial paper	Yes	No	No	No	No

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High Quality Short-Term Debt Instrument	Yes	No	No	No	No
Any Designated ETF or ETF based on a Designated Index (See Appendix E)	Yes	Yes	Yes	Yes	Yes
Commodity future or commodity option contract on, or based on, an index or ETF whose components exist exclusively of Commodity Interests and/or foreign currencies (as opposed to Securities) and that does not qualify as a Designated Index or Designated ETF
	Yes	Yes	Yes	Yes	Yes
Commodity future or commodity option contract on a non-U.S. currency, or any other contract relating to the purchase or sale of a non-U.S. currency	Yes	No	Yes	Yes	Yes
Privately offered note whose performance is linked to the performance of a Designated ETF or Designated Index (See Appendix E)	Yes	No	Yes	Yes	Yes
Share of a Mutual Fund Note: The definition of Mutual Fund does not include closed-end investment companies	Yes	No. Unless the mutual fund is advised or sub-advised by GCM Grosvenor	No	No. Unless the mutual fund is advised or sub-advised by GCM Grosvenor	No. However, some mutual funds impose short trading restrictions.
Security acquired in a Private Offering (other than Firm sponsored Private Offerings)	Yes	Yes	No	Yes	No
Firm sponsored Private Offerings	Yes	GCM Grosvenor preclears through the subscription process.	No	No	No

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?
A Commodity Interest whose performance is linked to the performance of one or more Designated Indexes or a Designated ETF	Yes	Yes	Yes	Yes	Yes
Put or call option on a Designated Index or Designated ETF, privately negotiated or traded on a securities exchange	Yes	Yes	Yes	Yes	Yes
Commodity future or commodity option contract on, or based on, an index or ETF that is a Designated Index or a Designated ETF	Yes	Yes	Yes	Yes	Yes
Security issued upon the exercise of a right where such right was issued to all holders of the same class of such security on a pro rata basis	Yes, but a sale of securities acquired in this manner requires pre-clearance	No, but a sale of securities acquired in this manner requires pre-clearance	No	Yes	No
share of an SEC-registered “closed-end” management investment company (other than shares of so-called “auction rate” preferred stock issued by SEC-registered “closed-end” management investment companies)
	No, except for Waived Accounts — an exception applies for GCM Grosvenor Registered Funds, which are permitted.	N/A — unless a Grosvenor Registered Fund	No	Yes	No
Corporate debt securities - other than High Quality Short-Term Debt Instruments and commercial paper	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?
“Single stock future”	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No
Commodity future or commodity option contract on, or based on, an index or ETF whose components exist exclusively of Securities (as opposed to Commodity Interests and/or foreign currencies) and that does not qualify as a Designated Index or Designated ETF
	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No
Shares of corporate common stock or preferred stock (other than: (i) shares issued in an Initial Public Offering and (ii) shares of so-called “auction rate” preferred stock issued by SEC-registered “closed-end” investment company or other short-term auction rate securities issued by a trust, corporation, or business entity)
	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No
Security issued in an Initial Public Offering	No, except for Waived Accounts	No	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?
Put or call option, privately negotiated or traded on a securities exchange, on an index or ETF whose components exist exclusively of Securities (as opposed to Commodity Interests and/or foreign currencies) and that does not qualify as a Designated Index or Designated ETF
	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No
Other commodity future or commodity option contract not described above	Yes	No	Yes	Yes	Yes

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Appendix E — Designated ETFs and Designated Indexes

Version Date:  March 15, 2018

The following lists identify Designated ETFs and Designated Indexes, which may change from time to time.

Designated ETFs

A Designated ETF is:
•	any ETF that, at the time of the transaction, does not hold any single Security, Commodity Interest, or other financial instrument composing greater than 15% of the index’s or ETF’s weighting
•	any ETF based on any index listed or described in Section 2 of this appendix
•	any ETF that is composed entirely of Commodity Interests and foreign currencies
•	any ETF based on U.S. Treasury securities
•

any ETF designated by the Global CCO upon the Global CCO’s determination that the purchase or sale of the ETF or other financial instruments whose performance is linked to performance of such ETF could not reasonably be viewed to present a material risk of a Covered Person’s trading while in possession of MNPI

•	Any of the following:
▪	Guggenheim China Small Cap Index ETF (HAO)
▪	Guggenheim S&P 500 Equal Weight Energy ETF (RYE)
▪	iShares MSCI All Country Asia ex Japan Index Fund (AAXJ)

Designated Indexes

A Designated Index is:
•	any Index that, at the time of the transaction, does not hold any single Security, Commodity Interest, or other financial instrument composing greater than 15% of the index’s or ETF’s weighting
•	any index that is composed entirely of Commodity Interests and foreign currencies
•	any index based on U.S. Treasury securities
•	any index based on Municipal Securities that, at the time of the transaction, no single Municipal Security comprises more than 15% of the index’s weighting
•

each index ETF designated by the Global CCO upon the Global CCO’s determination that the purchase or sale of financial instruments whose performance is linked to performance of such index could not reasonably be viewed to present a material risk of a Covered Person’s trading while in possession of MNPI

•	Any of the following:
▪ Barclay’s Municipal Bond Index	▪ Dow Jones U.S. Index
▪ CRSP US Small Cap Index	▪ Dow Jones U.S. Large-Cap Growth Total Stock Market Index
▪ CRSP US Mid Cap Index	▪ Dow Jones U.S. Large-Cap Total Stock Market Index
▪ CRSP US Mid Cap Value Index	▪ Dow Jones U.S. Large-Cap Value Total Stock Market Index
▪ CRSP US Mid Cap Growth Index	▪ Dow Jones U.S. Broad Stock Market Index
▪ Dow Jones U.S. Broad Stock Market Index	▪ Dow Jones U.S. Index
▪ Dow Jones U.S. Dividend 100 Index	▪ Any Russell 1000 Index

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▪ Dow Jones U.S. Micro-Cap Total Stock Market Index	▪ Any Russell 2000 Index
▪ Dow Jones U.S. Mid-Cap Growth Total Stock Market Index	▪ Any Russell 2500 Index
▪ Dow Jones U.S. Mid-Cap Total Stock Market Index	▪ Any Russell 3000 Index
▪ Dow Jones U.S. Mid-Cap Value Total Stock Market Index	▪ Any Russell Midcap Index
▪ Dow Jones U.S. Select Dividend Index	▪ Any Russell Top 200 Index
▪ Dow Jones U.S. Small-Cap Growth Total Stock Market Index	▪ S&P 500 Equal Weight Index
▪ Dow Jones U.S. Small-Cap Total Stock Market Index	▪ S&P 500 Index
▪ Dow Jones U.S. Small-Cap Value Total Stock Market Index	▪ S&P 500 Pure Growth & Pure Value Index
▪ Dow Jones U.S. Total Stock Market Index	▪ S&P Emerging BMI Index
▪ EURO STOXX 50 Index	▪ S&P Europe 350 Index
▪ iBoxx $ Liquid High Yield Index	▪ S&P High Yield Dividend Aristocrats Index
▪ IQ Australia Small Cap Index	▪ S&P SmallCap 600 Equal Weight Index
▪ Morningstar Dividend Yield Focus Index	▪ S&P SmallCap 600 Growth and Value Index
▪ MSCI EAFE Growth Index	▪ S&P SmallCap 600 Index
▪ MSCI EAFE Small Cap Index	▪ S&P SmallCap 600 Pure Growth and Pure Value Index
▪ MSCI EAFE Value Index	▪ Any S&P 1000 Index
▪ MSCI Emerging Markets Index	▪ Any S&P 1500 Index
▪ MSCI Emerging Markets Small Cap Index	▪ Any S&P MidCap 400 Index
▪ MSCI EMU Index	▪ Wilshire 4500 Index
▪ MSCI Europe Index	▪ Wilshire 5000 Index
▪ MSCI Japan Index	▪ Wilshire Large Cap 750 Index
▪ MSCI World Index	▪ Wilshire Mid-Cap 500 Index
▪ NASDAQ US Dividend Achievers Select Index	▪ Wilshire Small Cap 1750 Index
▪ NYSE Composite Index	▪ Wilshire Target Mid-Cap 750 Universe
▪ Russell Microcap Index	▪ Wilshire Target Top 2500 Universe
▪ Wilshire Target Top 750 Universe
▪ WisdomTree Commodity Country Equity Index
▪ WisdomTree Emerging Markets Equity Income
▪ WisdomTree Emerging Markets Equity Income